Exhibit 99.1
FOR IMMEDIATE RELEASE
MSW Energy Holdings LLC and MSW Energy Finance Co., Inc.
Announce Results of Change of Control Offer for their
8 1/2% Senior Secured Notes due 2010
Fairfield, N.J. — July 26, 2005 — MSW Energy Holdings LLC and MSW Energy Finance Co., Inc. (the “Issuers”), announced the results of their offer to purchase (the “Offer”) for cash the $200 million aggregate principal amount outstanding of their 8 1/2% Senior Secured Notes due 2010 (the “Notes”). The Offer expired on July 22, 2005 at 12:00 a.m. midnight, New York City time (the “Expiration Date”).
Wells Fargo Bank, National Association, the Depositary and Paying Agent for the Offer advised the Issuers that $4,215,000 aggregate principal amount of Notes was tendered by holders of the Notes. The Issuers have accepted all such tendered Notes for payment and will pay for all such accepted Notes on July 26, 2005, two business days after the Expiration Date in accordance with the terms of the Offer.

Contact:	Elizabeth O’Melia 973-882-4193
Safe Harbor Statement
This press release contains “forward-looking statements” intended to qualify for safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements should be read with the cautionary statements and important factors included in the Issuers’ Form 10-Q for the quarterly period ended March 31, 2005, filed by the Issuers with the Commission on May 4, 2005, at Part I, Item 2: “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Risk Factors.” Forward-looking statements are all statements other than statements of historical fact, including without limitation those that are identified by the use of the words “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts” and similar expressions.